UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2006
ONYX SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-25361 (Commission File No.)	91-1629814 (IRS Employer Identification No.)
1100 — 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of Principal Executive Offices, including Zip Code)
(425) 451-8060
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.
     On July 24, 2006, Onyx Software Corporation, or Onyx, began entering into employment agreement amendments with its officers for the purpose of addressing certain regulatory tax matters created by new regulations arising under Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the form of employment agreement amendment is attached hereto as Exhibit 10.1.
Item 8.01. Other Events.
     On July 24, 2006, Onyx Software Corporation issued a press release regarding negotiations with CDC Corporation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this current report by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

10.1	Form of employment agreement amendment with officers entered into as of July 24, 2006
99.1	Press Release of Onyx Software Corporation dated July 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: July 24, 2006	By:	/s/ Robert J. Chamberlain
		Name:	Robert J. Chamberlain
Its: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of employment agreement amendment with officers entered into as of July 24, 2006
99.1	Press Release of Onyx Software Corporation dated July 24, 2006